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      EXHIBIT 21.1 - LISTING OF SUBSIDIARIES


                                                      JURISDICTION OF
      SUBSIDIARY                                       ORGANIZATION


      Bio-Rad Laboratories Pty. Limited                 Australia
      Sanofi Diagnostics Pasteur Pty.                   Australia
      Bio-Rad Laboratories Ges.m.b.H.                   Austria
      Sanofi Diagnostics Pasteur HgmbH                  Austria
      Bio-Rad International, Inc. (FSC)                 Barbados
      Bio-Rad Laboratories S.A.-N.V.                    Belgium
      RSL N.V.                                          Belgium
      Bio-Metrics Properties, Limited                   California, USA
      Bio-Rad Laboratories (Israel) Inc.                California, USA
      Bio-Rad Leasing Corporation                       California, USA
      Bio-Rad Pacific Limited                           California, USA
      Bio-Rad Laboratories (Canada) Limited             Canada
      Sanofi Diagnositcs Pasteur Inc.                   Canada
      Beijing Bio-Rad Analytical
        Biochemistry Instrument Co., Ltd.               China
      SoftShell International, Ltd.                     Colorado, USA
      Bio-Metrics, Limited                              Delaware, USA
      Bio-Rad Export, Inc. (DISC)                       Delaware, USA
      Bio-Metrics (U.K.) Limited                        England
      Bio-Rad Laboratories Europe Limited               England
      Bio-Rad Laboratories Limited                      England
      Bio-Rad Lasersharp Limited                        England
      Bio-Rad Limited                                   England
      Bio-Rad Micromeasurements Limited                 England
      Bio-Rad Microscience Limited                      England
      Micromeasurements Limited                         England
      Sadtler Research Laboratories Limited             England
      Sanofi Diagnostics Pasteur Ltd.                   England
      Bio-Rad S.A.                                      France
      Sanofi Diagnostics                                France
      Sanofi Diagnostics Pasteur                        France
      ADIL Instruments S.A.                             France
      Bio-Rad Laboratories G.m.b.H.                     Germany
      Sanofi Diagnostics GMB                            Germany
      Bio-Rad China Limited                             Hong Kong
      Bio-Rad Laboratories(India)Private Limited        India
      Bio-Rad Laboratories Israel Limited               Israel
      Bio-Rad Laboratories S.r.l.                       Italy
      Sanofi Diagnostics Pasteur S.r.l.                 Italy
      Nippon Bio-Rad Laboratories K.K.                  Japan
      Sanofi Fujirebio                                  Japan
      Bio-Rad Korea Ltd.                                Korea
      Bio-Rad Micromeasurements, Inc.                   Massachusetts, USA
      Bio-Rad Laboratories Mexico, S.A. de C.V.         Mexico
      Sanofi Diagnostics Pasteur                        Mexico
      Bio-Rad Laboratories B.V.                         The Netherlands
      Sanofi Diagnostics Pasteur BV                     The Netherlands
      Sandia Systems, Inc.                              New Mexico, USA
      Polaron Instruments, Inc.                         Pennsylvania, USA
      Sanofi Polska SP ZOO                              Poland
      Sanofi Diagnostics Pasteur LDA                    Portugal
      Bio-Rad Laboratories Ltd.                         Russia
      Bio-Rad Laboratories (Singapore) Pte.Limited      Singapore
      Sanofi Africa Ltd.                                South Africa
      Bio-Rad Laboratories S.A.                         Spain
      Sanofi Diagnostics Pasteur ESP                    Spain
      Bio-Rad Laboratories AB                           Sweden
      Bio-Rad Laboratories AG                           Switzerland
      Sanofi Diagnostics Pasteur S.A.                   Switzerland
      Sanofi Pacific Diagnostics Ltd.                   Thailand
      Blood Virus Diagnostics Inc.                      Washington, USA
      Genetic Systems Corporation                       Washington, USA
      Sanofi Diagnostics Pasteur Inc.                   Washington, USA